SLM Student Loan Trust 1998-1 Quarterly Servicing Report

Collection Period 04/01/2005 - 06/30/2005 Distribution Date 07/25/2005

I. Deal Parameters

A	Student Loan Portfolio Characteristics		03/19/1998	03/31/2005	06/30/2005

	Principal Balance		$2,949,265,755.00	$596,957,565.35	$527,859,131.05
	Interest to be Capitalized Balance		49,895,105.00	3,691,058.64	3,038,134.24

	Pool Balance		$2,999,160,860.00	$600,648,623.99	$530,897,265.29
	Specified Reserve Account Balance		7,497,902.00	- N/A -	- N/A -

	Adjusted Pool (1)		$3,006,658,762.00	$600,648,623.99	$530,897,265.29

	Weighted Average Coupon (WAC)		8.23%	5.48%	5.57%
	Weighted Average Remaining Term		121.00	88.53	87.60
	Number of Loans		761,259	207,361	188,038
	Number of Borrowers		325,034	96,087	88,087

	Since Issued CPR			9.62%	10.01%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	04/25/2005		07/25/2005

	A1	78442GAX4	$—		$—
	A2	78442GAY2	$494,098,623.99		$424,347,265.29
	Certs	78442GAZ9	$106,550,000.00		$106,550,000.00

C	Account Balances		04/25/2005		07/25/2005

	Reserve Account Balance		$2,999,161.00		$2,999,161.00

D	Asset/Liability		04/25/2005		07/25/2005

	Adjusted Pool Balance		$600,648,623.99		$530,897,265.29
	Total Notes		$600,648,623.99		$530,897,265.29
	Difference		$—		$—

	Parity Ratio		1.00000		1.00000

II. Trust Activity 04/01/2005 through 06/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	24,263,187.81
	Guarantor Principal	8,381,397.28
	Consolidation Activity Principal	39,353,584.20
	Seller Principal Reimbursement	3,149.33
	Servicer Principal Reimbursement	2,334.39
	Rejected Claim Repurchased Principal	3,510.50
	Other Principal Deposits	3,214.10

	Total Principal Receipts	$72,010,377.61

B	Student Loan Interest Receipts
	Borrower Interest	4,047,736.83
	Guarantor Interest	443,279.22
	Consolidation Activity Interest	340,808.24
	Special Allowance Payments	1,594,057.25
	Interest Subsidy Payments	656,245.92
	Seller Interest Reimbursement	3,629.74
	Servicer Interest Reimbursement	29,646.12
	Rejected Claim Repurchased Interest	208.73
	Other Interest Deposits	375,878.54

	Total Interest Receipts	$7,491,490.59

C	Investment Income	$418,004.51

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$273,013.75

I	Less: Funds Previously Remitted:
	Servicing Fees	$(756,280.56)
	Consolidation Loan Rebate Fees	$(249,244.31)

	Total Funds Previously Remitted	$(1,005,524.87)

J	AVAILABLE FUNDS	$79,187,361.59

K	Non-Cash Principal Activity During Collection Period	$(2,911,943.31)

L	Non-Reimbursable Losses During Collection Period	$503.02

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$5,742.26

N	Aggregate Loan Substitutions	$—

Trust 1998-1 Quarterly Servicing Report: Collection Period 04/01/2005 - 06/30/2005, Distribution Date 07/25/2005

III. 1998-1 Portfolio Characteristics

		06/30/2005				03/31/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal
INTERIM:	IN SCHOOL	3.99%	875	$2,952,540.90	0.559%	3.97%	1,323	$4,689,100.04	0.785%

	GRACE	3.97%	428	$1,512,499.05	0.287%	3.90%	375	$1,356,522.31	0.227%

	DEFERMENT	4.89%	21,029	$72,283,847.33	13.694%	4.80%	25,027	$86,193,860.97	14.439%

REPAYMENT:	CURRENT	5.84%	126,397	$291,415,445.04	55.207%	5.76%	137,045	$324,409,566.19	54.344%

	31-60 DAYS DELINQUENT	5.83%	7,032	$25,997,889.41	4.925%	5.62%	7,209	$26,868,750.06	4.501%

	61-90 DAYS DELINQUENT	5.79%	4,055	$16,031,528.32	3.037%	5.60%	4,165	$16,769,506.13	2.809%

	91-120 DAYS DELINQUENT	5.41%	2,446	$9,654,070.76	1.829%	5.54%	2,684	$11,359,423.29	1.903%

	> 120 DAYS DELINQUENT	5.36%	8,257	$34,227,614.63	6.484%	5.36%	8,865	$36,755,240.25	6.157%

	FORBEARANCE	5.28%	16,141	$68,583,342.11	12.993%	5.26%	19,009	$82,243,770.00	13.777%

	CLAIMS IN PROCESS	5.00%	1,365	$5,144,545.78	0.975%	5.05%	1,656	$6,298,464.33	1.055%

	AGED CLAIMS REJECTED	5.53%	13	$55,807.72	0.011%	5.05%	3	$13,361.78	0.002%

TOTAL			188,038	$527,859,131.05	100.00%		207,361	$596,957,565.35	100.00%

*	Percentages may not total 100% due to rounding

Trust 1998-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

IV. 1998-1 Portfolio Characteristics (cont’d)

	06/30/2005	03/31/2005
Pool Balance	$530,897,265.29	$600,648,623.99
Total # Loans	188,038	207,361
Total # Borrowers	88,087	96,087
Weighted Average Coupon	5.57%	5.48%
Weighted Average Remaining Term	87.60	88.53
Non-Reimbursable Losses	$503.02	$6,384.64
Cumulative Non-Reimbursable Losses	$4,647,237.95	$4,646,734.93
Since Issued CPR	10.01%	9.62%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$3,719.23	$19,987.34
Cumulative Rejected Claim Repurchases	$1,349,559.16	$1,345,839.93
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—

Trust 1998-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

V. 1998-1 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	4.23%	120,561	$237,157,071.04	44.928%
	- GSL - Unsubsidized	4.09%	43,262	110,479,135.31	20.930%
	- PLUS Loans	5.27%	4,941	11,604,124.81	2.198%
	- SLS Loans	5.42%	4,043	14,267,935.33	2.703%
	- Consolidation Loans	8.72%	15,231	154,350,864.56	29.241%

	Total	5.57%	188,038	$527,859,131.05	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	4.29%	139,019	$314,085,122.06	59.502%
	- Two Year	4.17%	25,004	43,479,155.94	8.237%
	- Technical	4.20%	8,820	16,256,066.48	3.080%
	- Other	8.72%	15,195	154,038,786.57	29.182%

	Total	5.57%	188,038	$527,859,131.05	100.000%

C	Student Loan Rate Calculation

	Borrower Interest Accrued			6,897,854.83
	Interest Subsidy Payments Accrued			$566,981.83
	Special Allowance Payments Accrued			$1,716,708.12
	Investment Income			$418,004.51

	Net Expected Interest Collections			$9,599,549.29
	Accrual Daycount Fraction			0.249315068
	Primary Servicing Fee			$1,119,609.96
	Admin Fee			$20,000.00
	Pool Balance at Beginning of Collection Pd			$600,648,623.99
	Student Loan Rate			5.64935%

*     Percentages may not total 100% due to rounding.

Trust 1998-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VI. 1998-1 T-Bill Rates

Accrual Period
		Number of
Start Date	Through	Days Weighted	91-Day T-Bill
04/25/2005	04/25/2005	1	2.864%
04/26/2005	05/02/2005	7	2.941%
05/03/2005	05/09/2005	7	2.931%
05/10/2005	05/16/2005	7	2.911%
05/17/2005	05/23/2005	7	2.859%
05/24/2005	05/31/2005	8	2.957%
06/01/2005	06/06/2005	6	2.998%
06/07/2005	06/13/2005	7	3.029%
06/14/2005	06/20/2005	7	3.039%
06/21/2005	06/27/2005	7	3.029%
06/28/2005	07/05/2005	8	3.147%
07/06/2005	07/11/2005	6	3.214%
07/12/2005	07/24/2005	13	3.204%

Trust 1998-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VII. 1998-1 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$79,187,361.59
A	Primary Servicing Fee	$363,329.40	$78,824,032.19
B	Administration Fee	$20,000.00	$78,804,032.19
C	Noteholders’ Interest Distribution Amount	$4,669,611.03	$74,134,421.16
D	Certificateholders’ Return Distribution Amount	$1,062,764.73	$73,071,656.43
E	Noteholders’ Principal Distribution Amount	$69,751,358.70	$3,320,297.73
F	Certificateholders’ Balance Distribution Amount	$—	$3,320,297.73
G	Reserve Account Reinstatement	$—	$3,320,297.73
H	Carryover Servicing Fee	$44,844.00	$3,275,453.73
I	Noteholders’ Carryover Interest	$—	$3,275,453.73
J	Certificateholders’ Carryover Return	$—	$3,275,453.73
K	Excess Distribution	$3,275,453.73	$—

Trust 1998-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VIII. 1998-1 Distributions

A	Distribution Amounts		A2	Certs

	Cusip/Isin		78442GAY2	78442GAZ9
	Beginning Balance		$494,098,623.99	$106,550,000.00
	Index		TBILL	TBILL
	Spread/Fixed Rate		0.76%	0.97%
	Daycount Fraction		0.24931507	0.24931507
	Interest Rate		3.79069%	4.00069%
	Accrued Interest Factor		0.009450767	0.009974329
	Current Interest Due		$4,669,611.03	$1,062,764.73
	Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—
	Total Interest Due		$4,669,611.03	$1,062,764.73
	Interest Paid		$4,669,611.03	$1,062,764.73
	Interest Shortfall		$—	$—
	Carryover Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—
	Current Interest Carryover Due		$—	$—
	Interest Carryover Paid		$—	$—
	Unpaid Interest Carryover		$—	$—
	Principal Paid		$69,751,358.70	$—
	Ending Principal Balance		$424,347,265.29	$106,550,000.00
	Paydown Factor		0.056963135	0.000000000
	Ending Balance Factor		0.346547379	1.000000000

B	Principal Distribution Reconciliation

	Prior Adjusted Pool Balance	$600,648,623.99

	Current Adjusted Pool Balance	$530,897,265.29

	Current Principal Due	$69,751,358.70

	Principal Shortfall from Previous Collection Period	0.00

	Principal Distribution Amount	$69,751,358.70

	Principal Paid	$69,751,358.70

	Principal Shortfall	$—

C	Reserve Account Reconciliation

	Beginning Period Balance	$2,999,161.00

	Reserve Funds Utilized	0.00

	Reserve Funds Reinstated	0.00

	Excess Distribution Deposit	3,275,453.73

	Balance Available	$6,274,614.73

	Required Reserve Acct Balance	$2,999,161.00

	Release to Excess Distribution Certificateholder	$3,275,453.73

	Ending Reserve Account Balance	$2,999,161.00

Trust 1998-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005